EXHIBIT 10.61

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is entered into as of November 6, 2014 by and between St. George Investments LLC, a Utah limited liability company (formerly known as St George Investments LLC, an Illinois limited liability company) (“Buyer”), and Epazz, Inc., an Illinois corporation (the “Company”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below).

A.            The Company previously sold and issued to Buyer that certain Convertible Promissory Note dated September 5, 2013 in the original principal amount of $56,900.00 (the “Note”) pursuant to that certain Note Purchase Agreement dated September 5, 2013 by and between Buyer and the Company (the “Purchase Agreement,” and together with the Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.            As set forth in more detail in a certain Default Notice given by Buyer to the Company on September 24, 2014 (the “Default Notice”), the Company failed to timely file its Form 10-K for the period ending December 31, 2013, which failure constitutes an Event of Default under the Note (the “First Default”).

C.            As set forth in more detail in the Default Notice, the Company also failed to pay to Buyer the Outstanding Balance of the Note that was due and payable on June 5, 2014 (the “Second Default,” and together with the First Default, the “Defaults”).

D.            As a result of the First Default, the interest rate on the Outstanding Balance increased to 22% per annum as of April 1, 2014 and the Outstanding Balance also increased by 150% (the “First Balance Increase”).

E.            As a result of the Second Default, the Outstanding Balance again increased by 150% (the “Second Balance Increase,” and together with the First Balance Increase, the “Balance Increases”).

F.            On October 14, 2014, Buyer submitted a Conversion Notice under the Note to the Company, pursuant to which Buyer requested to receive 267,953 shares of the Company’s Common Stock, which conversion request will be withdrawn and a new conversion request will be provided (the “Conversion Shares”).

G.            No new or additional consideration is being provided in connection with this Agreement other than the modification of terms as provided herein.

H.            Buyer has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to refrain and forbear temporarily from exercising and enforcing remedies against the Company with respect to the Defaults as provided in this Agreement.

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.            Forbearance. Subject to the terms, conditions and understandings contained in this Agreement, Buyer hereby agrees to refrain and forbear from exercising and enforcing its remedies under the Note, any of the Transaction Documents, or under applicable laws, with respect to the Defaults (the “Forbearance”). For the avoidance of doubt, the Forbearance shall only apply to the Defaults and not to any Events of Default that may occur subsequent to the date hereof or any Event of Default (other than the Defaults) that occurred prior to the date hereof. Moreover, the Forbearance shall only apply to the extent and for so long as the Company remains in compliance with the terms hereof and Buyer shall have no obligation to abide by the Forbearance following any breach of this Agreement by the Company.

3.            Forbearance Terms. Each of Buyer and the Company agree to the following with respect to the Forbearance:

(a)            Delivery of Conversion Shares. The Company agrees to deliver the Conversion Shares in the manner prescribed in Section 1.4(d) of the Note as soon as possible following execution of this Agreement, but in no event later than the date that is three (3) Trading Days from the date of this Agreement. For the avoidance of doubt, in order for the Conversion Shares to be deemed to have been delivered to Buyer, (i) the Conversion Shares or certificate(s) representing the Conversion Shares must have been cleared and approved for public resale by the compliance departments of Buyer’s brokerage firm and the clearing firm servicing such brokerage, and (ii) the Conversion Shares must be held in the name of the clearing firm servicing Buyer’s brokerage firm and must have been deposited into such clearing firm’s account for the benefit of Buyer.

(b)            Volume Restriction. Buyer agrees that, with respect to any Common Stock received under the Note, in any given calendar week its Net Sales (as defined below) of such Common Stock shall not exceed the greater of (i) twenty percent (20%) of the Company’s weekly dollar trading volume in such week (which, for purposes hereof, means the number of shares traded during such calendar week multiplied by the volume weighted average price per share for such week), and (ii) $10,000 (the “Volume Restriction”). For illustration purposes only, if the Company’s weekly dollar trading volume was $60,000 each week for three (3) weeks, Buyer would be entitled to Net Sales of $12,000 per week. However, if the Company’s weekly dollar trading volume was $40,000 each week for three (3) weeks, Buyer would be entitled to Net Sales of $10,000 per week. For purposes of this Agreement, the term “Net Sales” means the gross proceeds from sales of shares of Common Stock sold in a calendar week minus the purchase price paid for any shares of Common Stock purchased in such week.

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(c)            Breach of Volume Restriction.

(i)            Buyer agrees that in the event it breaches the Volume Restriction where its Net Sales of Common Stock during any calendar week exceed the dollar volume it is permitted to sell in any calendar week (such excess, the “Excess Sales”) pursuant to the Volume Restriction by 20% or less of the dollar volume of Common Stock it is permitted to sell in any calendar week pursuant to the Volume Restriction, then in such event the Company shall be entitled to reduce the Outstanding Balance of the Note (and if the Note has been paid in full, it may require Buyer to pay the cash sum of such amount to the Company) by an amount equal to 100% of the Excess Sales upon delivery of written notice to Buyer setting forth its basis for such reduction.

(ii)           In the event Buyer’s Net Sales of Common Stock during any calendar week exceed the dollar volume it is permitted to sell in any calendar week pursuant to the Volume Restriction by more than 20% but less than or equal to 50% of the dollar volume of Common Stock it is permitted to sell in any calendar week pursuant to the Volume Restriction, then in such event the Company shall be entitled to reduce the Outstanding Balance of the Note (and if the Note has been paid in full, it may require Buyer to pay the cash sum of such amount to the Company) by an amount equal to 150% of the Excess Sales upon delivery of written notice to Buyer setting forth its basis for such reduction.

(iii)          In the event Buyer’s Net Sales of Common Stock during any calendar week exceed the dollar volume it is permitted to sell in any calendar week pursuant to the Volume Restriction by more than 50% of the dollar volume of Common Stock it is permitted to sell in any calendar week pursuant to the Volume Restriction, then in such event the Company shall be entitled to reduce the Outstanding Balance of the Note (and if the Note has been paid in full, it may require Buyer to pay the cash sum of such amount to the Company) by an amount equal to 200% of the Excess Sales upon delivery of written notice to Buyer setting forth its basis for such reduction (this subpart (iii) collectively with subparts (i) and (ii), the “Outstanding Balance Reduction”).

For illustration purposes only, if the Company’s weekly dollar trading volume was $60,000 for a calendar week, Buyer would be entitled to Net Sales of up to $12,000 during that week. If Buyer’s Net Sales for such week were equal to $13,000, and Buyer had sold the maximum number of shares it could within the Volume Restriction during each prior week, then in such event the Company would be entitled to reduce the Outstanding Balance of the Note by $1,000 (($13,000 - $12,000) x 100%). Notwithstanding the foregoing or anything the contrary herein or in the Note or the other Transaction Documents, the Outstanding Balance Reduction shall be the Company’s sole and exclusive remedy in the event Buyer breaches the Volume Restriction and any such breach may not be used as a defense to the Company’s performance of its obligations hereunder or under the Note or any other Transaction Document, including without limitation its obligation to honor future Conversion Notices delivered by Buyer, or as a reason, justification or excuse for the Company’s nonperformance of such obligations.

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(iv)          Buyer agrees to authorize and instruct its broker to provide to the Company trading records related solely to Buyer’s sales and purchases of the Company’s Common Stock on a weekly basis or such other interval as may be agreed to by Buyer’s broker and the Company. The Company agrees that any such trading records from Buyer’s broker are and shall be conclusive evidence as to Buyer’s compliance (or lack thereof) with the Volume Restriction. Accordingly, the Company acknowledges and agrees that it will be responsible to monitor whether Buyer’s Net Sales exceed the dollar volume of Common Stock it is permitted to sell in any calendar week pursuant to the Volume Restriction and further agrees to give written notice to Buyer in the event it becomes aware of any excess sales of the Company’s Common Stock by Buyer in any given calendar week.

(d)            Future Conversions. The Company agrees that according to the terms of this Agreement and the Note, it will honor all of Buyer’s future Conversion Notices under the Note in a timely manner and that it shall deliver shares of Common Stock in the manner and as and when required pursuant to the Note following its receipt of Conversion Notices from Buyer. Any failure to so honor Conversion Notices from Buyer shall be deemed a breach of this Agreement and an Event of Default under the Note.

4.            Ratification of the Note. The Note shall be and remains in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. The Company acknowledges that it is unconditionally obligated to pay the remaining balance of the Note and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. Subject to the terms of Section 5 below, notwithstanding the Balance Increases or whether any Events of Default have occurred under the Note, the Company and Buyer agree that as of the date hereof, so long as the Company complies with the terms of this Agreement, the Outstanding Balance of the Note will be deemed to be equal to $75,000.00 and a new conversion request for the Conversion Shares will need to be provided following withdrawal of the prior conversion request, with interest accruing at the rate of eight percent (8%) per annum, compounding daily, based on a 360-day year, commencing on the date hereof; provided, however, that in the event the Company breaches any term or provision of this Agreement or any Event of Default occurs under the Note after the date hereof, the parties agree that the terms of the Note would permit the full Balance Increases to apply upon the occurrence of such an Event of Default and that in such event, any interest (if applicable, accruing at the default interest rate of twenty-two percent (22%) per annum), fees or charges, if applicable, accrued and accruing thereafter shall be deemed to have began accruing on the date any Event of Default occurred under the Note. For the avoidance of doubt, the Company may repay the Outstanding Balance of the Note, as agreed upon in this Section 4, plus any accrued interest, fees, charges thereunder, at any time. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Buyer under the Note or the Transaction Documents, as in effect prior to the date hereof.

5.            Failure to Comply. The Company understands that the Forbearance shall terminate immediately upon the occurrence of any material breach of this Agreement or upon the occurrence of any Event of Default after the date hereof (or any Event of Default other than the Defaults that occurred prior to the date hereof) and that in any such case, Buyer may seek all recourse available to it under the terms of the Note, this Agreement, any other Transaction Document, or applicable law. For the avoidance of any doubt, the termination of the Forbearance pursuant to this Section shall not terminate, limit or modify any other provision of this Agreement (including without limitation Section 4 hereof).

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6.            Representations, Warranties and Agreements. In order to induce Buyer to enter into this Agreement, the Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)            The Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of the Company, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder.

(b)            Any Event of Default which may have occurred under the Note has not been, is not hereby, and shall not be deemed to be waived by Buyer, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of the Company’s obligations under this Agreement. The agreement of Buyer to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default. For the avoidance of any doubt, the Forbearance described herein only applies to the Defaults, and shall not constitute a waiver or forbearance of any other rights or remedies available to Buyer with respect to any other defaults under the Note or other breach of the Transaction Documents by the Company.

(c)            All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. The Company acknowledges and agrees that Buyer has been induced in part to enter into this Agreement based upon Buyer’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to the Company or which should be known to the Company which the Company has not disclosed to Buyer on or prior to the date hereof which would or could materially and adversely affect the understandings of Buyer expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(d)            Except as expressly set forth in this Agreement, the Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of the Company under the terms of the Note or any of the other Transaction Documents.

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(e)            The Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Buyer, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. The Company hereby acknowledges and agrees that the execution of this Agreement by Buyer shall not constitute an acknowledgment of or admission by Buyer of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(f)            The Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by the Company (or had the opportunity to be represented by counsel). The Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(g)            There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against the Company.

(h)            There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on the Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i)            The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

(j)            To the best of its belief, after diligent inquiry, the Company represents and warrants that, as of the date hereof, no other Event of Default under the Note (nor any material breach by the Company under any of the other Transaction Documents) exists.

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(k)            As a result of the Forbearance and the agreed upon Outstanding Balance set forth in Section 4 above, the Company acknowledges that the Balance Increase described in Section 3.2 of the Note has not been applied with respect to any Events of Default. Accordingly, such Balance Increase may still be applied to two (2) more Events of Default to the extent any Events of Default occur after the date hereof or Buyer becomes aware of any Event of Default (other than the Defaults) that occurred prior to the date hereof; provided that, for the avoidance of doubt, if the Balance Increases described in the recitals hereto are applied following any breach hereof, such application of the Balance Increases shall count towards the limitation set forth in Section 3.2 of the Note.

7.            Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

8.            Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue shall be the courts in Illinois of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the parties or their affiliates shall be in Cook County, Illinois. Without modifying the parties obligations to resolve disputes hereunder or under any Transaction Document, each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Cook County, Illinois in any proceeding arising out of or relating to this Agreement and agrees that all Claims (as defined in Exhibit A) in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the Purchase Agreement, such service to become effective ten (10) days after such mailing. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. To the extent the terms of the Transaction Documents conflict with the foregoing provisions of this Section 7 and Section 8 below, the Company and Buyer agree that these provisions shall govern and the terms of the Transaction Documents shall be amended as necessary to comply with the provisions of Sections 7 and 8 of this Agreement.

9.            Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

10.           Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

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11.           Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between the Company, Buyer, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Buyer nor the Company makes any representation, warranty, covenant or undertaking with respect to such matters.

12.           Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

13.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, including its financing sources, in whole or in part. The Company may not assign this Agreement or any of its obligations herein without the prior written consent of Buyer.

14.           Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, each of the Note and all of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Buyer and the Company. If there is any conflict between the terms of this Agreement, on the one hand, and the Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

15.           Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

16.           Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to the Company or Buyer shall be given as set forth in the “Notices” section of the Purchase Agreement.

17.           Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

EPAZZ, INC.

By: _________________________________
Name: _______________________________

Title: ________________________________

BUYER:

ST. GEORGE INVESTMENTS LLC

By: Fife Trading, Inc., its Manager

By: ________________________________

        John M. Fife, President

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